Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

                            LNR PROPERTY CORPORATION

         5.5% Contingent Convertible Senior Subordinated Notes Due 2023

This Prospectus Supplement supplements the Prospectus dated April 24, 2003 relating to $235,000,000 aggregate principal amount of our 5.5% Contingent Convertible Senior Subordinated Notes Due 2023 and the shares of our common stock into which those Notes are convertible.

The following are the Selling Securityholders at the date of this Prospectus Supplement. We obtained the information about Notes beneficially owned and that may be offered by the Prospectus, and about shares of Common Stock beneficially owned, from the individual Selling Securityholders. We have not attempted to verify that information.

------------------------------------------------------------------------------------------------------------------------
                                                                Principal Amount of Notes            Number of Shares of
                                                       Beneficially Owned and That May Be                   Common Stock
Selling Securityholder                                         Offered by this Prospectus          Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------
Akela Capital Master Fund, Ltd.                                                $5,000,000                        110,424
Alexandra Global Master Fund, Ltd                                              $3,500,000                         77,296
Alpine Associates                                                              $9,700,000                        214,222
Alpine Partners, L.P.                                                          $1,300,000                         28,710
Arbitex Master Fund L.P.                                                       $3,000,000                         66,254
Arkansas PERS                                                                    $385,000                          8,502
Banc of America Securities LLC                                                $11,790,000                        260,379
BGI Global Investors c/o Forest Investment Management LLC                        $168,000                          3,710
BNP Paribas Equity Strategies, SNC                                            $15,312,000                        338,162
Boilermakers Blacksmith Pension Trust                                            $500,000                         11,042
Citi JL Ltd.                                                                      $87,000                          1,921
Common Fund Event Driven Co, Ltd. c/o Levco                                       $65,000                          1,435
Context Convertible Arbitrage Fund, LP                                           $665,000                         14,686
Context Convertible Arbitrage Offshore Ltd.                                      $415,000                          9,165
CooperNeff Convertible Strategies (Cayman) Master Fund, LP                    $11,856,000                        261,837
CQS Convertible & Quantitative Strategies Master Fund Limited                 $16,000,000                        353,356
DBAG Tewksbury Capital                                                           $250,000                          5,521
Delaware PERS                                                                    $540,000                         11,925
Delta Airlines Master Trust                                                      $225,000                          4,969
Deutsche Bank Securities Inc.                                                  $3,245,000                         71,665
Duke Endowment                                                                    $95,000                          2,098

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

------------------------------------------------------------------------------------------------------------------------
                                                                Principal Amount of Notes            Number of Shares of
                                                       Beneficially Owned and That May Be                   Common Stock
Selling Securityholder                                         Offered by this Prospectus          Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------





Forest Fulcrum Fund LLP                                                          $404,000                          8,922
Forest Global Convertible Fund Series A-5                                      $1,896,000                         41,872
Forest Multi-Strategy Master Fund SFC, on behalf of Series F,                    $204,000                          4,505
   Multi-Strategy Segregated Portfolio

Froley Revy Investment Convertible Security Fund                                  $55,000                          1,214
Grace Convertible Arbitrage Fund, Ltd.                                         $5,000,000                        110,424
HFR CA Select Fund                                                             $1,050,000                         23,189
Highbridge International LLC                                                  $33,000,000                        728,798
HSBC Asset Management (Europe) Ltd                                               $750,000                         16,563
ICI American Holdings Trust                                                      $125,000                          2,760
Innovest Finanzdienstle                                                        $1,500,000                         33,127
JP Morgan Securities Inc.                                                     $12,750,000                        281,581
Laurel Ridge Capital LP                                                        $1,000,000                         22,084
Levco Alternative Fund Ltd.                                                    $2,197,000                         48,520
LLT Limited                                                                      $156,000                          3,445
Louisiana CCRF                                                                    $70,000                          1,545
Lyxor / Convertible Arbitrage Fund Limited                                       $703,000                         15,525
Lyxor Master Fund c/o Forest Investment Management LLC                           $632,000                         13,957
Lyxor/JLC Fund Ltd.                                                              $167,000                          3,688
Man Convertible Bond Master Fund, Ltd.                                         $3,622,000                         79,991
Morgan Stanley & Co. Incorporated                                              $2,750,000                         60,733
NMS Services (Cayman) Inc.                                                     $1,000,000                         22,084
Pioneer High Yield VCT Portfolio                                                 $510,000                         11,263
Pioneer High Yield Fund                                                       $42,940,000                        948,321
PRS Convertible Arbitrage Master Fund L.P.                                     $2,000,000                         44,169
Prudential Insurance Co of America                                                $35,000                            772
Purchase Associates, L.P.                                                        $484,000                         10,689
Quest Global Convertible Master Fund, Ltd.                                     $1,000,000                         22,084
RBC Alternative Assets LP                                                        $500,000                         11,042
RBC Alternative Assets LP c/o Forest Investment Management LLC                   $160,000                          3,533
Relay 11 Holdings c/o Forest Investment Management LLC                            $80,000                          1,766
Royal Bank of Canada                                                           $1,000,000                         22,084
S.A.C. Capital Associates, LLC                                                 $2,000,000                         44,169
Sagamore Hill Hub Fund, Ltd                                                   $10,000,000                        220,848
Sage Capital                                                                   $5,500,000                        121,466
San Diego County Employees Retirement Association                              $1,650,000                         36,439
Severn River Master Fund, Ltd                                                 $17,000,000                        375,441

                                                Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-104493

                                                           Prospectus Supplement
                                            (to Prospectus dated April 24, 2003)

------------------------------------------------------------------------------------------------------------------------
                                                                Principal Amount of Notes            Number of Shares of
                                                       Beneficially Owned and That May Be                   Common Stock
Selling Securityholder                                         Offered by this Prospectus          Beneficially Owned(1)
------------------------------------------------------------------------------------------------------------------------
Singlehedge US Convertible Arbitrage Fund                                      $2,842,000                         62,765
Sphinx Convertible Arbitrage c/o Forest Investment Management                     $40,000                            883
   LLC
St. Thomas Trading, Ltd.                                                      $10,378,000                        229,196
State of Oregon/Equity                                                         $1,700,000                         37,544
Sturgeon Limited                                                               $2,048,000                         45,229
Sunrise Partners Limited Partnership                                          $13,875,000                        306,426
Syngenta AG                                                                       $90,000                          1,987
Thomas Weisel Partners                                                           $350,000                          7,729
Tribeca Investments L.T.D.                                                     $2,000,000                         44,169
Wachovia Securities Inc.                                                       $8,500,000                        187,720
Zazove Convertible Arbitrage Fund L.P.                                         $3,550,000                         78,401
Zazove Hedged Convertible Fund L.P.                                            $2,850,000                         62,941
Zazove Income Fund L.P.                                                        $2,850,000                         62,941
Zeneca Holdings Trust                                                            $135,000                          2,981
Zurich Institutional Benchmarks Master Fund LTD                                $2,050,000                         45,273
Zurich Master Hedge Fund c/o Forest Investment Management LLC                    $260,000                          5,742
                                                                             $291,506,000                      6,437,819

(1) Including the shares the selling securityholder would acquire if the selling securityholder converted all its Notes.

October 25, 2004